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                                                                    Exhibit 23.3
                                                                  (to S-3 & S-4)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report dated January 31, 2000 (except as to footnote 13 which is dated February 16, 2000) included in U.S. Home Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, and to all references to our firm included in this registration statement.


                                            /s/ Arthur Andersen LLP


Houston, Texas
July 7, 2000